Exhibit 10.56

PROXY VOTING AGREEMENT

This Proxy Voting Agreement (hereinafter referred to as this “Agreement”) is entered into on March 26, 2015 by and among the following parties:

(1)

Yan Hua Internet Technology (Shanghai) Co., Ltd. (hereinafter referred to as “WFOE”), a wholly foreign-owned enterprise duly registered and validly existing under the laws of the People's Republic of China with its registered address at Suite 605, 6th Floor, #1 Lane 2145 Jinshajiang Road, Putuo District, Shanghai;

and

(2)	Mr. Xiaofeng Peng, a citizen of the People's Republic of China

Mr. Min Xiahou, a citizen of the People's Republic of China

Ms. Amy Jing Liu, a citizen of the People's Republic of China

(hereinafter collectively referred to as “Shareholders”)

(3)	Solar Energy E-Commerce (Shanghai) Limited (“Company”), with its registered address at Suite 078, 3rd Floor, 1219 Zhen Guang Road, Putuo District, Shanghai.

(In this Agreement, each of WFOE, Shareholders and Company shall hereinafter be individually referred to as a “Party” and collectively the “Parties”.)

WHEREAS:

1.

Shareholders are the all shareholders of record of Company legally holding 100% of the equity interest in Company in aggregate, of which Mr. Xiaofeng Peng holds 60%, Mr. Min Xiahou holds 20% and Ms. Amy Jing Liu holds 20%; and

2.	Shareholders intend to delegate the individual designated by WFOE to exercise their voting rights in Company, and WFOE is willing to designate such an individual.

The Parties hereby have reached the following agreement after friendly consultations:

1.	VOTING DELEGATION

1.1

Shareholders hereby irrevocably undertake to sign a power of attorney (see Appendix I hereof, hereinafter referred to as the “Power of Attorney”) after execution of this Agreement to authorize the individual designated by WFOE (hereinafter referred to as the “Proxy”) to exercise the following rights of Shareholders as Shareholders of Company in accordance with the then effective articles of association of Company (hereinafter collectively referred to as the “Entrusted Rights”):

(1)	Attending shareholders’ meetings of Company as the proxy of Shareholders;

(2)

Exercising voting rights on behalf of Shareholders on issues required to be discussed and resolved at Shareholders’ meeting of Company, including, but not limited to the appointment, election or dismissal of any directors or supervisors and the decision to engage or dismiss the general manager, any vice general manager, finance chief or any other members of the senior management of Company, and on selling or transfer all or portion of the equity interest held by Shareholders in Company;

(3)	Proposing to convene interim shareholders’ meetings; and

(4)	Other voting rights under the articles of association of Company, including any other voting rights to be provided in any amendment of such articles of association of Company.

1.2

The above authorization and entrustment is granted on condition that the Proxy is a PRC citizen and WFOE agrees to such authorization and entrustment. Upon and only upon written notice of replacing the Proxy given by WFOE to Shareholders, Shareholders shall authorize another PRC citizen then designated by WFOE to exercise the above Entrusted Rights, and once the new authorization is made, it shall replace the former authorization. Except to the above, Shareholders may not cancel any authorization or entrustment granted to the Proxy.

1.3

The Proxy shall excise the Entrusted Rights and perform the entrusted obligation within the scope of authorization in due care and prudence and in compliance with laws. Shareholders shall acknowledge and assume the relevant liabilities for any legal consequences resulted from the Proxy’ exercise of any foregoing Entrusted Rights.

1.4

Shareholders hereby acknowledge that any exercise of the Entrusted Rights by the Proxy does not require Shareholders’ prior consent, provided that he shall give prior notice to Shareholders with respect thereto. The Proxy shall inform Shareholders in a timely manner of any resolution or proposal on convening interim shareholders’ meeting after such resolution or proposal is made.

2.	RIGHT TO INFORMATION

In order to exercise the Entrusted Rights under this Agreement, the Proxy shall have the right to learn information with regard to the Company’s operation, business, clients, finance, staff etc., and access to the relevant materials of Company. The Company shall provide adequate cooperation with respect thereto.

3.	EXERCISE OF ENTRUSTED RIGHTS

3.1.

Shareholders shall provide adequate assistance to the Proxy with respect to the exercise of the Entrusted Rights, including timely execution of the resolutions of Shareholders’ meeting of Company and any other pertinent legal documents made by the Proxy when necessary (e.g., in order to meet any requirements with respect to any application for governmental approval, registration or filing).

3.2.

If at any time during the term of this Agreement, the authorization or exercise of the Entrusted Rights under this Agreement is unable to be granted or done for any reason other than default of any Shareholder or Company, the Parties shall immediately seek a substitute resolution that most closely reflect the intent of the unenforceable terms and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

4.	DISCLAIMER AND COMPENSATION

4.1.

The Parties acknowledge that under no circumstance shall WFOE be held liable to or compensate (monetary or otherwise) any other Parties or any third party as a result of the exercise of Entrusted Rights by the Proxy designated by WFOE under this Agreement.

4.2.

Shareholders agree to compensate WFOE for and hold it harmless against all losses incurred or likely to be incurred due to exercise of the Entrusted Rights by the Proxy, including without limitation any loss resulted from any litigation, demand, arbitration or claim initiated or raised by any third party or from administrative investigation or penalty of governmental authorities; provided however that Shareholders shall not compensate for losses resulted from any willful misconduct or gross negligence of WFOE.

5.	REPRESENTATIONS AND WARRANTIES

5.1.	Shareholders hereby represent and warrant that:

5.1.1.	Shareholders are PRC citizens with full capacity and with full and independent legal status and legal capacity, and may act independently as a party in any legal actions;

5.1.2.

Shareholders have full right and authority to execute and deliver this Agreement and any other documents related to the transaction contemplated herein which required to be executed by them. They have full right and authority to consummate the transaction contemplated herein;

5.1.3.

this Agreement shall have been duly and properly executed and delivered by Shareholders, constitutes legal and binding obligations on them and is enforceable in accordance with its terms and conditions; and

5.1.4.

Shareholders are enrolled and legal shareholders of Company as of the effective date of this Agreement, and except the rights under this Agreement, the Equity Pledge Agreement entered into by WFOE and Shareholders on March 26th, 2015, as well as the Purchase Option Agreement entered into by Company, WFOE and Shareholders on March 26th, 2015. There is no third party right on the Entrusted Rights. Pursuant to this Agreement, the Proxy may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of Company.

5.2.	WFOE and Company hereby respectively represents and warrants that:

5.2.1.

it is a company with limited liability duly registered and legally existing under PRC laws, with an independent corporate legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a party in any legal actions; and

5.1.5.

it has full right and authority to execute and deliver this Agreement and any other documents related to the transaction contemplated herein which required to be executed by them. They have full right and authority to consummate the transaction contemplated herein.

5.3.

Company hereby further represents and warrants that Shareholders are the all enrolled shareholders as of the effective date of this Agreement. Pursuant to this Agreement, the Proxy may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of Company.

6.	CONFIDENTIALITY

6.1.	No matter whether this Agreement is terminated or not, the Parties shall keep the following information in confidence:

(1)	The execution and performance of this Agreement as well as the terms and conditions contained herein;

(2)

Any trade secrets, proprietary information and customer information in relation to WFOE learned or received by it as a result of execution and performance of this Agreement (hereinafter collectively to be referred to as the “Confidential Information”).

Any Party may use such Confidential Information only for the purpose of performing its obligations under this Agreement. No Parties may disclose any of the above Confidential Information to any third parties without written consent of the other Parties, or they shall be liable for breach of contract and indemnify the other Parties’ losses.

6.2.

Upon termination of this Agreement, any Party shall, at the request of the other Parties, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and cease using them.

6.3.	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

7.	TERM OF AGREEMENT

7.1.

This Agreement shall become effective upon duly execution by all Parties hereto and shall remain in effect unless early terminated by written agreement of all the Parties or in accordance with Article 9.1 of this Agreement.

8.	NOTICE

All notices and other communications made as required by or in accordance with this Agreement shall be delivered personally or by registered mail, prepaid postage, commercial courier service or facsimile transmission to the address of such Party set out below. The dates on which these notices shall be deemed to have been effectively given shall be determined as follows:

●	Notices given by personal delivery, courier service, registered mail or postage prepaid shall be deemed effectively given on the date of delivery.

●	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated conformation of transmission).

For the purpose of notices, the addresses of the Parties are as follows:

Shareholder: Mr. Xiaofeng Peng

Address:     7F, Building B, Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone: 86 21 80129001

Shareholder: Mr. Min Xiahou

Address: 7F, Building B, Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone: 86 21 80129001

Shareholder: Ms. Amy Jing Liu

Address: 7F, Building B, Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone: 86 21 80129001

Yan Hua Internet Technology (Shanghai) Co., Ltd.

Address: Suite 605, 6th Floor, #1 Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone:

Solar Energy E-Commerce (Shanghai) Limited

Address: Suite 078, 3rd Floor, 1219 Zhen Guang Road, Putuo District, Shanghai

Phone:

Any Party may from time to time change its address to which notices are to be addressed by serving a notice to the other Parties in the manner herein set forth.

9.	BREACH OF CONTRACT

9.1.

The Parties agree and confirm that, if any of the Parties (hereinafter referred to as the “Defaulting Party”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (hereinafter referred to as a “Default”). In such event any of the other non-defaulting Parties (hereinafter referred to as a “Non-defaulting Party”) shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within fifteen (15) days of a Non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to (1) terminate this Agreement and require the Defaulting Party to indemnify all damages, or (2) require specific performance by the Defaulting Party of this Agreement and indemnification against all damages. For the avoidance of doubt, Shareholders or Company may not terminate this Agreement in accordance with this Article 9 except that WFOE commits a Default.

9.2.

The Parties agree and confirm that Shareholders or Company shall not request termination of this Agreement for whatsoever reason and under whatsoever circumstance, except otherwise stipulated by laws or this Agreement.

9.3.	Notwithstanding any other provisions herein, the validity of this Article 9 shall not be affected by the suspension or termination of this Agreement.

10.	MISCELLANEOUS

10.1.	This Agreement shall be prepared in Chinese language in five original copies, with each Party holding one copy.

10.2.	The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

10.3.

Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to Shanghai Arbitration Commission for arbitration in Shanghai in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved. The validity of this Article shall not be affected by the suspension or termination of this Agreement.

10.4.

Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and a Party’s exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies of it.

10.5.

Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter referred to as the “Party’s Rights”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

10.6.	The headings contained herein are for reference only, and under no circumstances may such headings be used for or affect the interpretation of the provisions hereof.

10.7.

Each provision contained herein shall be severable and independent from each of other provisions. If at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected thereby.

10.8.	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when duly signed by the Parties to this Agreement.

10.9.	No Party may assign any of its rights and/or transfer any of their obligations hereunder to any third parties without prior written consent of the other Parties.

10.10.	This Agreement shall be binding on the legal successors of the Parties.

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(This page is for signature and execution of Shareholders' Voting Rights Proxy Agreement only)

Yan Hua Internet Technology (Shanghai) Co., Ltd. (Seal)

Signed by: /s/ Xiaofeng Peng

Print Name: Xiaofeng Peng

Title: Legal Representative

Xiaofeng Peng

Signed by:/s/ Xiaofeng Peng

Min Xiahou

Signed by: /s/ Min Xiahou

Amy Jing Liu

Signed by: /s/ Amy Jing Liu

Solar Energy E-Commerce (Shanghai) Limited (Seal)

Signed by: /s/ Xiaofeng Peng

Print Name: Xiaofeng Peng

Title: Legal Representative